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                                                                    Exhibit 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           SIRIUS SATELLITE RADIO INC.

         Sirius Satellite Radio Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

         1. The name of the Corporation is Sirius Satellite Radio Inc. The name under which the Corporation was originally incorporated is Satellite CD Radio, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 17, 1990;

         2. The Board of Directors of the Corporation (the "Board of Directors") has duly adopted this amendment and restatement of the Certificate of Incorporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law; and

         3. The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

         FIRST: The name of the corporation is Sirius Satellite Radio Inc. (the "Corporation").

         SECOND: The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         THIRD: The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: (1) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 2,550,000,000 shares, consisting of (1) 50,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock"), and (2) 2,500,000,000 shares of common stock, par value $0.001 per share ("Common Stock").

         (2) The Board of Directors is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, by resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation"). The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then




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outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

         (3) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power.

         FIFTH: The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of the Corporation.

         SIXTH: No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation.

         SEVENTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The directors need not be elected by ballot unless required by the bylaws of the Corporation.

         EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

         NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to such reservation.

         TENTH: The Corporation is to have perpetual existence.

         ELEVENTH: (1) A director of the Corporation shall not be held personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         (2) The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or complete action, suit or proceeding,




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whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         Any repeal or modification of the foregoing paragraphs by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer or employee of the Corporation existing at the time of such repeal or modification.

         Sirius Satellite Radio Inc. does hereby further certify that this Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors and by the stockholders in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.




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         IN WITNESS WHEREOF, Sirius Satellite Radio Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Joseph P. Clayton, its President and Chief Executive Officer, this 4th day of March, 2003.

                                       SIRIUS SATELLITE RADIO INC.


                                       By: /s/ Joseph P. Clayton
                                          --------------------------------
                                          Joseph P. Clayton
                                          President and Chief Executive Officer

ATTEST:
/s/ Patrick L. Donnelly
-----------------------------
Patrick L. Donnelly
Secretary